Exhibit 99.1

July 23, 2013	Media Contact:	Michael Hanretta
WILMINGTON, Del.		302-774-4005
michael.j.hanretta@dupont.com
	Investor Contact:	302-774-4994

DuPont Delivers 2Q 2013 Operating EPS of $1.28

Agriculture Sales Grew; Titanium Dioxide Volumes Up

WILMINGTON, Del., July 23, 2013 — DuPont today announced second quarter 2013 operating earnings per share (EPS) of $1.28, in line with previously announced guidance.  Prior-year second quarter operating earnings were $1.50 per share.  GAAP1 EPS from continuing operations was $1.10 versus $1.15 for the second quarter 2012.  Results reflect strong Agriculture sales, sequentially improving titanium dioxide volumes and lower Performance Chemicals earnings.

Highlights

•                  Net sales were $9.8 billion, 1 percent below the prior year, principally reflecting lower titanium dioxide pricing. Total company volume increased 1 percent with increases in Agriculture, Performance Chemicals, Performance Materials, and Safety & Protection.   Volume declined in Electronics & Communications and Nutrition & Health.

•                  For the first half, Agriculture segment sales grew 11 percent driven by seed price gains and volume growth in corn seeds, insecticides and fungicides.  First half operating earnings grew 8 percent despite higher seed input costs pressuring margins.

•                  Total segment operating earnings were $1.9 billion versus $2.2 billion in the prior year.  Performance Chemicals operating earnings were down $330 million (about $.27 per share) from peak levels last year, principally reflecting significantly lower titanium dioxide prices.  Titanium dioxide volumes increased 12 percent from second quarter 2012 and 18 percent from first quarter 2013.

•                  Cost productivity gains and restructuring savings are on track to meet or exceed full-year targets.

•                  The company continues to expect full-year operating earnings to be about $3.85 per share.

“Agriculture sales remained strong in the second quarter and titanium dioxide volume improved.  As expected, this was largely offset by a substantial decline in Performance Chemicals earnings from last year’s peak levels,” said DuPont Chair and CEO Ellen Kullman.  “We anticipate second half earnings will be significantly better than last year’s second half.  We expect to deliver full-year earnings modestly above 2012 results, overcoming steep declines in the titanium dioxide market and economic headwinds in Europe and parts of Asia.”

1Generally Accepted Accounting Principles (GAAP)

Global Consolidated Net Sales — 2nd Quarter

Second quarter 2013 sales were $9.8 billion, 1 percent below last year, reflecting 1 percent higher volume more than offset by lower local selling prices and negative currency impact.   The table below shows second quarter regional sales and variances versus second quarter 2012.

	Three Months Ended June 30, 2013		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume
U.S. & Canada	$4,744	1	2	—	(1)
EMEA*	2,081	—	(3)	(2)	5
Asia Pacific	2,090	(8)	(6)	(2)	—
Latin America	929	7	(4)	(1)	12

Total Consolidated Sales	$9,844	(1)	(1)	(1)	1

* Europe, Middle East & Africa

Segment Sales — 2nd Quarter

The table below shows second quarter 2013 segment sales with related variances versus the prior year.

	Three Months Ended		Percentage Change
	June 30, 2013		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/ Other
Agriculture	$3,631	7	6	1	—
Electronics & Communications	653	(18)	(6)	(12)	—
Industrial Biosciences	304	1	1	—	—
Nutrition & Health	865	(2)	2	(2)	(2)
Performance Chemicals	1,782	(9)	(15)	6	—
Performance Materials	1,670	(2)	(3)	2	(1)
Safety & Protection	1,017	3	(2)	5	—
Other	3	nm
Total segment sales	9,925
Elimination of transfers	(81)
Consolidated net sales	$9,844

Operating Earnings — 2nd Quarter

			Change vs. 2012
(Dollars in millions)	2Q13	2Q12	$	%
Agriculture	$941	$947	$(6)	-1%
Electronics & Communications	95	99	(4)	-4%
Industrial Biosciences	43	42	1	2%
Nutrition & Health	61	105	(44)	-42%
Performance Chemicals	264	594	(330)	-56%
Performance Materials	336	344	(8)	-2%
Safety & Protection	172	181	(9)	-5%
Other	(73)	(87)	14	nm
	1,839	2,225	(386)	-17%
Pharmaceuticals	18	16	2	13%
Total segment operating earnings (1)	1,857	2,241	(384)	-17%

Corporate expenses	(195)	(224)	29	-13%
Interest expense	(115)	(117)	2	-2%
Operating earnings before income taxes and exchange gains/losses	1,547	1,900	(353)	-19%
Provision for income taxes on operating earnings, excluding taxes on exchange gains/losses	(373)	(460)	87	nm
Net after-tax exchange gains (losses) (2)	19	(10)	29	nm
Net income attributable to noncontrolling interests	(4)	(9)	5	nm
Operating earnings	$1,189	$1,421	$(232)	-16%

Operating earnings per share	$1.28	$1.50	$(0.22)	-15%

(1)  See Schedules B and C for listing of significant items and their impact by segment.

(2)  See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments in the second quarter which compares the current period with the prior year.  References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture — Operating earnings of $941 million declined 1 percent as higher seed input costs were mostly offset by sales growth.  Agriculture sales increased 7 percent primarily due to higher seed prices and insecticide and fungicide volumes.

First half operating earnings of $2.5 billion increased 8 percent, driven by seed price gains and volume growth in corn seeds, insecticides and fungicides, partially offset by higher seed input costs.

Electronics & Communications — Operating earnings of $95 million declined $4 million due to lower sales volume in photovoltaic markets.  Share gains were more than offset by less materials per watt for photovoltaic modules and reduced selling prices, primarily from pass-through of lower metals prices.  These declines were largely offset by OLED licensing income of $20 million.

Industrial Biosciences — Operating earnings of $43 million were up 2 percent on higher sales for Sorona® polymer for carpeting, but were partially offset by lower enzyme demand for ethanol production and animal nutrition.

Nutrition & Health — Operating earnings of $61 million decreased $44 million primarily due to higher guar inventory costs, lower enablers product line volume, one-time costs associated with harmonizing systems and processes, and growth investments.  Volumes reflect both general market softness in Europe and Asia and unseasonably cool weather in North America and Europe.

Performance Chemicals — Operating earnings of $264 million were $330 million lower, due primarily to price declines in the titanium dioxide market.  Lower prices for refrigerants and fluoropolymers coupled with higher operating costs also contributed to lower operating earnings.  Titanium dioxide volume was up 12 percent from second quarter 2012 and 18 percent from first quarter 2013.

Performance Materials — Operating earnings of $336 million decreased 2 percent primarily due to lower selling prices, partially offset by higher volume.  Volume growth in automotive and packaging markets was partially offset by softness in electronics and industrial markets.

Safety & Protection — Operating earnings of $172 million decreased $9 million as higher volume and productivity gains were offset by weaker sales mix and an unfavorable currency impact.  Higher volume reflects increased demand for U.S. ballistics military protection, protective garments and construction products.

Additional information is available on the DuPont Investor Center website at http://www.investors.dupont.com.

Outlook

As previously announced, the company continues to expect its full-year 2013 operating EPS to be about $3.85, overcoming increased currency headwinds and market challenges associated with a sluggish global economy.  The company further expects that approximately 60 percent of its second half 2013 operating EPS outlook of about $1.00 will be earned in the fourth quarter.  DuPont anticipates continuing agricultural growth in Latin America and a strong start to the North American season, combined with a gradual increase in demand for its industrial products.

Use of Non-GAAP Measures

Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company.  Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.  Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802.  The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment.  For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements:  This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning.  All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements.  Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized.  Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control.  Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; inability to protect and enforce the company’s intellectual property rights; and integration of acquired businesses and completion of divestitures of underperforming or non-strategic assets or businesses.  The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

#   #   #

7/23/13

E. I. du Pont de Nemours and Company

Consolidated Income Statements

(Dollars in millions, except per share amounts)

SCHEDULE A

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$9,844	$9,917	$20,252	$20,097
Other income, net (a)	159	291	251	305
Total	10,003	10,208	20,503	20,402

Cost of goods sold	6,057	5,844	12,250	11,779
Other operating charges (a)	941	1,246	1,853	2,127
Selling, general and administrative expenses	983	972	1,966	1,927
Research and development expense	542	533	1,063	1,041
Interest expense	115	117	232	231
Total	8,638	8,712	17,364	17,105

Income from continuing operations before income taxes	1,365	1,496	3,139	3,297
Provision for income taxes on continuing operations (a)	335	397	722	789
Income from continuing operations after income taxes	1,030	1,099	2,417	2,508
Net income from discontinued operations after taxes	4	76	1,972	171

Net income	1,034	1,175	4,389	2,679

Less: Net income attributable to noncontrolling interests	4	9	11	21

Net income attributable to DuPont	$1,030	$1,166	$4,378	$2,658

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$1.11	$1.16	$2.59	$2.66
Basic earnings per share of common stock from discontinued operations	—	0.08	2.13	0.18
Basic earnings per share of common stock	$1.11	$1.24	$4.73	$2.84

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$1.10	$1.15	$2.58	$2.63
Diluted earnings per share of common stock from discontinued operations	—	0.08	2.12	0.18
Diluted earnings per share of common stock	$1.11	$1.23	$4.69	$2.81

Dividends per share of common stock	$0.45	$0.43	$0.88	$0.84

Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	922,684,000	934,057,000	925,500,000	933,982,000
Diluted	929,480,000	942,832,000	932,311,000	943,533,000

(a) See Schedule B for detail of significant items.

(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures

Summary of Earnings Comparison

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Change	2013	2012	% Change
Income from continuing operations after income taxes (GAAP)	$1,030	$1,099	-6%	$2,417	$2,508	-4%
Less: Significant items benefit (charge) included in income from continuing operations after income taxes (per Schedule B)	(78)	(215)		(58)	(247)
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(85)	(116)		(184)	(234)
Net income attributable to noncontrolling interest	4	9		11	21
Operating earnings	$1,189	$1,421	-16%	$2,648	$2,968	-11%

EPS from continuing operations (GAAP)	$1.10	$1.15	-4%	$2.58	$2.63	-2%
Significant items benefit (charge) included in EPS (per Schedule B)	(0.08)	(0.23)		(0.06)	(0.26)
Non-operating pension/OPEB costs included in EPS	(0.10)	(0.12)		(0.20)	(0.25)
Operating EPS	$1.28	$1.50	-15%	$2.84	$3.14	-10%

E. I. du Pont de Nemours and Company

Condensed Consolidated Balance Sheets

(Dollars in millions, except per share amounts)

SCHEDULE A (continued)

	June 30, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$6,685	$4,284
Marketable securities	211	123
Accounts and notes receivable, net	8,985	5,452
Inventories	6,373	7,565
Prepaid expenses	196	204
Deferred income taxes	787	613
Assets held for sale	—	3,076
Total current assets	23,237	21,317
Property, plant and equipment, net of accumulated depreciation (June 30, 2013 - $19,494; December 31, 2012 - $19,085)	12,698	12,741
Goodwill	4,561	4,616
Other intangible assets	4,942	5,126
Investment in affiliates	1,143	1,163
Deferred income taxes	3,864	3,936
Other assets	904	960
Total	$51,349	$49,859

Liabilities and Equity
Current liabilities
Accounts payable	$3,613	$4,853
Short-term borrowings and capital lease obligations	3,315	1,275
Income taxes	796	343
Other accrued liabilities	4,166	5,997
Liabilities related to assets held for sale	—	1,084
Total current liabilities	11,890	13,552

Long-term borrowings and capital lease obligations	10,765	10,465
Other liabilities	14,443	14,687
Deferred income taxes	896	856
Total liabilities	37,994	39,560

Commitments and contingent liabilities

Stockholders’ equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at June 30, 2013 - 1,010,299,000 ; December 31, 2012 - 1,020,057,000	303	306
Additional paid-in capital	10,870	10,655
Reinvested earnings	17,156	14,383
Accumulated other comprehensive loss	(8,544)	(8,646)
Common stock held in treasury, at cost (87,041,000 shares at June 30, 2013 and December 31, 2012)	(6,727)	(6,727)
Total DuPont stockholders’ equity	13,295	10,208
Noncontrolling interests	60	91
Total equity	13,355	10,299
Total	$51,349	$49,859

E. I. du Pont de Nemours and Company

Condensed Consolidated Statement of Cash Flows

(Dollars in millions)

SCHEDULE A (continued)

Total Company

	Six Months Ended June 30,
	2013	2012

Net income	$4,389	$2,679
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	644	702
Amortization	193	198
Contributions to pension plans	(176)	(692)
Gain on sale of business	(2,682)	—
Other operating charges and credits - net	185	314
Change in operating assets and liabilities - net	(5,184)	(4,318)
Cash used for operating activities	(2,631)	(1,117)

Investing activities
Purchases of property, plant and equipment	(757)	(696)
Investments in affiliates	(31)	(14)
Proceeds from sale of business	4,815	—
Proceeds from sales of assets - net	88	166
Net (increase) decrease in short-term financial instruments	(99)	388
Forward exchange contract settlements	58	80
Other investing activities - net	8	(7)
Cash provided by (used for) investing activities	4,082	(83)

Financing activities
Dividends paid to stockholders	(823)	(788)
Net increase in borrowings	2,369	2,406
Repurchase of common stock	(1,000)	(400)
Proceeds from exercise of stock options	384	406
Payments for noncontrolling interest	—	(447)
Other financing activities - net	74	27
Cash provided by financing activities	1,004	1,204

Effect of exchange rate changes on cash	(149)	(84)

Increase (decrease) in cash and cash equivalents	2,306	(80)

Cash and cash equivalents at beginning of period	4,379	3,586

Cash and cash equivalents at end of period	$6,685	$3,506

Reconciliation of Non-GAAP Measure

Calculation of Free Cash Flow - Total Company

	Six Months Ended June 30,
	2013	2012
Cash used for operating activities	$(2,631)	$(1,117)
Purchases of property, plant and equipment	(757)	(696)
Free cash flow	$(3,388)	$(1,813)

E. I. du Pont de Nemours and Company

Schedule of Significant Items from Continuing Operations

(Dollars in millions, except per share amounts)

SCHEDULE B

SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2013	2012	2013	2012	2013	2012
1st Quarter
Customer claims charge (a)	$(35)	$(50)	$(22)	$(32)	$(0.02)	$(0.04)
Income tax items (b)	—	—	42	—	0.04	—
1st Quarter - Total	$(35)	$(50)	$20	$(32)	$0.02	$(0.04)

2nd Quarter
Customer claims charge (a)	$(80)	$(265)	$(51)	$(169)	$(0.05)	$(0.18)
Income tax items (c)	(11)	—	(27)	—	(0.03)	—
Litigation settlement (d)	—	(137)	—	(123)	—	(0.13)
Gain on sale of equity method investment (e)	—	122	—	77	—	0.08
2nd Quarter - Total	$(91)	$(280)	$(78)	$(215)	$(0.08)	$(0.23)

Year-to-date - Total (f)	$(126)	$(330)	$(58)	$(247)	$(0.06)	$(0.26)

(a)

Second and first quarter 2013 and second and first quarter 2012 included charges of $(80), $(35), $(265) and $(50), respectively, recorded in Other operating charges associated with the company’s process to fairly resolve claims related to the use of Imprelis® herbicide, bringing the total charges to $(865) at June 30, 2013. The company will continue to evaluate reported claim damage as additional information becomes available. It is reasonably possible that additional charges could result related to this matter and the company currently estimates that total charges could be about $900. The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. The process of seeking insurance recovery is ongoing and the timing and outcome are uncertain. This matter relates to the Agriculture segment.

(b)

First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

(c)

Second quarter 2013 includes a charge of ($11) in Other income, net related to interest on a prior year tax position. Second quarter 2013 also includes a charge of ($49) associated with a change in accrual for a prior year tax position offset by a $33 benefit for an enacted tax law change.

(d)	Second quarter 2012 included a charge of ($137) recorded in Other operating charges primarily related to the company’s settlement of litigation with Invista. This matter relates to Other.

(e)	Second quarter 2012 included a pre-tax gain of $122 recorded in Other income, net associated with the sale of an equity method investment in the Electronics & Communications segment.

(f)	Earnings per share for the year may not equal the sum of quarterly earnings per share due to changes in average share calculations.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
SEGMENT SALES (1)
Agriculture	$3,631	$3,388	$8,300	$7,468
Electronics & Communications	653	795	1,269	1,472
Industrial Biosciences	304	300	593	588
Nutrition & Health	865	885	1,733	1,693
Performance Chemicals	1,782	1,968	3,367	3,868
Performance Materials	1,670	1,699	3,229	3,299
Safety & Protection	1,017	986	1,924	1,927
Other	3	1	4	2
Total Segment sales	9,925	10,022	20,419	20,317

Elimination of transfers	(81)	(105)	(167)	(220)
Consolidated net sales	$9,844	$9,917	$20,252	$20,097

(1) Sales for the reporting segments include transfers.

E. I. du Pont de Nemours and Company

Consolidated Segment Information

(Dollars in millions)

SCHEDULE C (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
INCOME/(LOSS) FROM CONTINUING OPERATIONS (GAAP)
Agriculture	$861	$682	$2,342	$1,970
Electronics & Communications	95	221	144	280
Industrial Biosciences	43	42	84	81
Nutrition & Health	61	105	137	184
Performance Chemicals	264	594	515	1,165
Performance Materials	336	344	628	621
Safety & Protection	172	181	310	340
Pharmaceuticals	18	16	22	43
Other	(73)	(224)	(164)	(300)
Total Segment PTOI	1,777	1,961	4,018	4,384

Corporate expenses	(206)	(224)	(420)	(475)
Interest expense	(115)	(117)	(232)	(231)
Non-operating pension/OPEB costs	(126)	(174)	(273)	(350)
Net exchange gains (losses) (1)	35	50	46	(31)
Income before income taxes from continuing operations	$1,365	$1,496	$3,139	$3,297

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)
Agriculture	$(80)	$(265)	$(115)	$(315)
Electronics & Communications	—	122	—	122
Industrial Biosciences	—	—	—	—
Nutrition & Health	—	—	—	—
Performance Chemicals	—	—	—	—
Performance Materials	—	—	—	—
Safety & Protection	—	—	—	—
Pharmaceuticals	—	—	—	—
Other	—	(137)	—	(137)
Total significant items by segment	(80)	(280)	(115)	(330)
Corporate expenses	(11)	—	(11)	—
Total significant items before income taxes	$(91)	$(280)	$(126)	$(330)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
OPERATING EARNINGS
Agriculture	$941	$947	$2,457	$2,285
Electronics & Communications	95	99	144	158
Industrial Biosciences	43	42	84	81
Nutrition & Health	61	105	137	184
Performance Chemicals	264	594	515	1,165
Performance Materials	336	344	628	621
Safety & Protection	172	181	310	340
Pharmaceuticals	18	16	22	43
Other	(73)	(87)	(164)	(163)
Total segment operating earnings	1,857	2,241	4,133	4,714
Corporate expenses	(195)	(224)	(409)	(475)
Interest expense	(115)	(117)	(232)	(231)
Operating earnings before income taxes and exchange gains (losses)	1,547	1,900	3,492	4,008
Net exchange gains (losses) (1)	35	50	46	(31)
Operating earnings before income taxes	$1,582	$1,950	$3,538	$3,977

(1) See Schedule D for additional information on exchange gains and losses.
(2) See Schedule B for detail of significant items.

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions, except per share amounts)

SCHEDULE D

Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Income from continuing operations before income taxes	$1,365	$1,496	$3,139	$3,297
Add: Significant items before income taxes	91	280	126	330
Add: Non-operating pension/OPEB costs	126	174	273	350
Operating earnings before income taxes	$1,582	$1,950	$3,538	$3,977
Less: Net income attributable to noncontrolling interests	4	9	11	21
Add: Interest expense	115	117	232	231
Adjusted EBIT from operating earnings	1,693	2,058	3,759	4,187
Add: Depreciation and amortization	404	417	837	844
Adjusted EBITDA from operating earnings	$2,097	$2,475	$4,596	$5,031

Reconciliation of Operating Earnings Per Share (EPS) Outlook

The reconciliation below represents the company’s outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Second Half	Year Ended December 31,
	2013 Outlook	2013 Outlook	2012 Actual
Operating EPS	About $1.00	$3.85	$3.77

Significant items
Tax items	—	0.02	—
Sale of an equity method investment	—	—	0.08
Customer claims charges	—	(0.08)	(0.39)
Restructuring charge/adjustments	—	—	(0.17)
Litigation settlement	—	—	(0.13)
Asset impairment charge	—	—	(0.19)
Sale of business	—	—	0.08

Non-operating pension/OPEB costs - estimate	(0.21)	(0.41)	(0.46)

Impact of LIFO accounting change	—	—	0.02

EPS from continuing operations (GAAP)	About $0.79	$3.38	$2.61

E. I. du Pont de Nemours and Company

Reconciliation of Non-GAAP Measures

(Dollars in millions)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings

The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$(55)	$(188)	$(150)	$(141)
Local tax benefits (expenses)	16	23	19	16
Net after-tax impact from subsidiary exchange gains (losses)	$(39)	$(165)	$(131)	$(125)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$90	$238	$196	$110
Tax benefits (expenses)	(32)	(83)	(69)	(39)
Net after-tax impact from hedging program exchange gains (losses)	$58	$155	$127	$71

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$35	$50	$46	$(31)
Tax benefits (expenses)	(16)	(60)	(50)	(23)
Net after-tax exchange gains (losses) (1)	$19	$(10)	$(4)	$(54)

As shown above, the “Total Exchange Gain (Loss)” is the sum of the “Subsidiary/Affiliate Monetary Position Gain (Loss)” and the “Hedging Program Gain (Loss).”

(1)  The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $0 and $(20) for the three months ended June 30, 2013 and 2012, respectively, and $(5) and $(20) for the six months ended June 30, 2013 and 2012, respectively.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate

Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Income from continuing operations before income taxes	$1,365	$1,496	$3,139	$3,297
Add: Significant items - (benefit) charge (2)	91	280	126	330
Non-operating pension/OPEB costs	126	174	273	350
Less: Net exchange (losses) gains	35	50	46	(31)
Income from continuing operations before income taxes, significant items, exchange gains (losses), and non-operating pension/OPEB costs	$1,547	$1,900	$3,492	$4,008

Provision for income taxes on continuing operations	$335	$397	$722	$789
Add: Tax benefits (expenses) on significant items	13	65	68	83
Tax benefits (expenses) on non-operating pension/OPEB costs	41	58	89	116
Tax benefits (expenses) on exchange gains/losses	(16)	(60)	(50)	(23)
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$373	$460	$829	$965

Effective income tax rate	24.5%	26.5%	23.0%	23.9%
Significant items effect and non-operating pension/OPEB costs effect	0.1%	0.2%	1.8%	0.9%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	24.6%	26.7%	24.8%	24.8%
Exchange gains (losses) effect	(0.5)%	(2.5)%	(1.1)%	(0.7)%
Base income tax rate from continuing operations	24.1%	24.2%	23.7%	24.1%

(2)  See Schedule B for detail of significant items.